Exhibit 99.2

CYCURION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 3, 2026, Cycurion, Inc. (“Cycurion” or the “Company”) completed its acquisition of substantially all of the assets, and assumed certain specified liabilities, of the video solutions business (the “Video Solutions Business”) of Kustom Entertainment, Inc. (formerly Digital Ally, Inc.) (“Kustom”) pursuant to an Asset Purchase Agreement dated June 24, 2026, as amended on July 23, 2026 (the “Video Solutions Acquisition”). Previously, on June 3, 2026, the Company completed its acquisition of Secuvant, LLC (“Secuvant”) pursuant to an Agreement and Plan of Merger dated May 21, 2026 (the “Secuvant Acquisition” and, together with the Video Solutions Acquisition, the “Acquisitions”).

The following unaudited pro forma condensed combined balance sheet as of June 30, 2026, gives effect to the Video Solutions Acquisition as if it had occurred on June 30, 2026. The Secuvant Acquisition is already reflected in the Company’s historical unaudited condensed consolidated balance sheet as of June 30, 2026. The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025, and the six months ended June 30, 2026 give effect to both Acquisitions as if they had occurred on January 1, 2025. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined financial information is derived from, and should be read together with, the following:

●	the Company’s audited consolidated financial statements for the year ended December 31, 2025, included in its Annual Report on Form 10-K;

●	the Company’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2026, included in its Quarterly Report on Form 10-Q;

●	the audited financial statements of Secuvant for the year ended December 31, 2025, and the unaudited condensed financial statements of Secuvant for the six months ended June 30, 2026, and the unaudited pro forma condensed combined financial information giving effect to the Secuvant Acquisition, included in the Company’s Current Report on Form 8-K/A relating to the Secuvant Acquisition; and

●	the audited abbreviated financial statements of the Video Solutions Business as of and for the years ended December 31, 2025 and 2024 and the unaudited abbreviated financial statements as of June 30, 2026, and for the six months ended June 30, 2026 and 2025, included as Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial position or results of operations that would have been achieved had the Acquisitions occurred on the dates indicated, or the future financial position or results of operations of the combined company. The Video Solutions Business was not operated as a separate entity, and its abbreviated financial statements exclude corporate overhead, interest expense, other income and expense, and income taxes (Note 2). The purchase price allocation for the Video Solutions Acquisition is preliminary, and the final allocation may differ materially, including through the recognition of identifiable intangible assets and related amortization.

CYCURION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2026

	Cycurion, Inc. (Historical)	Video Solutions Business (Historical, as reclassified) (Note 4)	Transaction Accounting Adjustments	Note 5	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,873,287	$—	$(1,250,000)	(a)	$623,287
Accounts receivable, net	3,721,520	86,812	—		3,808,332
Subscription receivables, current	—	2,690,503	—		2,690,503
Inventories, net	—	1,498,601	—		1,498,601
Prepaid expenses and other current assets	222,886	261,995	—		484,881
Other receivables	133,058	—	—		133,058
Total current assets	5,950,751	4,537,911	(1,250,000)		9,238,662
Software development costs, net	4,798,981	—	—		4,798,981
Goodwill and intangibles	27,617,398	168,024	5,309,136	(b)	33,094,558
Property and equipment, net	—	63,834	—		63,834
Operating lease right-of-use assets	—	109,711	—		109,711
Subscription receivables, non-current	—	2,178,923	—		2,178,923
Other assets	—	82,216	—		82,216
Total non-current assets	32,416,379	2,602,708	5,309,136		40,328,223
Total assets	$38,367,130	$7,140,619	$4,059,136		$49,566,885
LIABILITIES
Current liabilities:
Bank loan-revolving credit line	$2,421,305	$—	$—		$2,421,305
Loans payable - current portion	269,068	—	—		269,068
Factoring liability	1,300,470	—	—		1,300,470
Convertible notes	2,686,748	—	—		2,686,748
Promissory notes	1,161,960	—	657,850	(c)	1,819,810
Loans payable - related parties	123,650	—	—		123,650
Accounts payable	1,290,801	193,935	—		1,484,736
Accrued liabilities	7,613,943	199,878	112,816	(d)	7,926,637
Accrued compensation and benefits	1,063,856	—	—		1,063,856
Accrued interest payable	432,748	—	—		432,748
Excise tax payable	1,167,173	—	—		1,167,173
Deferred revenue, current	—	3,009,194	—		3,009,194
Operating lease liabilities, current	—	81,180	—		81,180
Total current liabilities	19,531,722	3,484,187	770,666		23,786,575
Loans payable - non-current portion	627,010	—	—		627,010
Promissory note - seller, net of current portion	—	—	2,900,417	(c)	2,900,417
Deferred revenue, non-current	—	3,613,846	—		3,613,846
Operating lease liabilities, non-current	—	28,531	—		28,531
Contingent consideration	—	—	—	(e)	—
Total non-current liabilities	627,010	3,642,377	2,900,417		7,169,804
Total liabilities	20,158,732	7,126,564	3,671,083		30,956,379
STOCKHOLDERS’ EQUITY
Preferred stock (Series B, C, D, E, G, H and I)	104	—	—		104
Common stock	1,189	—	—		1,189
Additional paid in capital	55,545,133	—	514,924	(f)	56,060,057
Accumulated deficit	(32,763,317)	—	(112,816)	(d)	(32,876,133)
Net assets of Video Solutions Business	—	14,055	(14,055)	(g)	—
Total stockholders’ equity attributable to Cycurion	22,783,109	14,055	388,053		23,185,217
Deficit attributable to noncontrolling interests	(4,574,711)	—	—		(4,574,711)
Total stockholders’ equity	18,208,398	14,055	388,053		18,610,506
Total liabilities and stockholders’ equity	$38,367,130	$7,140,619	$4,059,136		$49,566,885

See accompanying notes to the unaudited pro forma condensed combined financial information.

CYCURION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

	Cycurion, Inc. (Historical)	Secuvant, LLC (Historical, as reclassified) (Note 4)	Secuvant Transaction Accounting Adjustments	Video Solutions Business (Historical, as reclassified) (Note 4)	Video Solutions Transaction Accounting Adjustments	Note 5	Pro Forma Combined
Revenue	$15,133,647	$2,336,556	$—	$5,100,757	$—		$22,570,960
Cost of revenue	13,521,329	736,942	—	2,782,906	—		17,041,177
Gross profit	1,612,318	1,599,614	—	2,317,851	—		5,529,783
Operating expenses:
Selling, general and administrative	9,258,199	919,171	—	2,967,681	—	(i)	13,145,051
Stock compensation	3,898,867	—	—	—	—		3,898,867
Business combination expenses	11,870,114	—	116,531	—	112,816	(k) (j)	12,099,461
Total operating expenses	25,027,180	919,171	116,531	2,967,681	112,816		29,143,379
Operating (loss) income	(23,414,862)	680,443	(116,531)	(649,830)	(112,816)		(23,613,596)
Other income (expense):
Interest income	27,538	—	—	—	—		27,538
Interest expense	(1,763,831)	(14,871)	—	—	(629,440)	(h)	(2,408,142)
Gain (loss) on debt settlement, net	1,221,635	—	—	—	—		1,221,635
Other (expense) income, net	(129,564)	121,353	—	—	—		(8,211)
Total other income (expense), net	(644,222)	106,482	—	—	(629,440)		(1,167,180)
(Loss) income before income taxes	(24,059,084)	786,925	(116,531)	(649,830)	(742,256)		(24,780,776)
Provision for income tax	—	—	—	—	—		—
Net (loss) income	(24,059,084)	786,925	(116,531)	(649,830)	(742,256)		(24,780,776)
Less: net loss attributable to non-controlling interest	393,376	—	—	—	—		393,376
Net (loss) income attributable to Cycurion, Inc.	(23,665,708)	786,925	(116,531)	(649,830)	(742,256)		(24,387,400)
Less: Series H preferred stock dividends	—	—	—	—	72,000	(l)	72,000
Net (loss) income attributable to common stockholders	$(23,665,708)	$786,925	$(116,531)	$(649,830)	$(814,256)		$(24,459,400)
Net loss per share:
Basic	$(107.52)						$(111.16)
Diluted	$(107.12)						$(111.16)
Weighted average shares outstanding:
Basic	220,039						220,039
Diluted	220,455						220,039

See accompanying notes to the unaudited pro forma condensed combined financial information.

CYCURION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2026

	Cycurion, Inc. (Historical)	Secuvant, LLC (Historical, as reclassified) (Note 4)	Secuvant Transaction Accounting Adjustments	Video Solutions Business (Historical, as reclassified) (Note 4)	Video Solutions Transaction Accounting Adjustments	Note 5	Pro Forma Combined
Revenue	$7,025,696	$885,409	$—	$2,250,619	$—		$10,161,724
Cost of revenue	5,244,001	216,594	—	1,803,316	—		7,263,911
Gross profit	1,781,695	668,814	—	447,303	—		2,897,812
Operating expenses:
Selling, general and administrative	5,385,015	470,675	—	1,458,783	—	(i)	7,314,473
Stock compensation	652,555	—	—	—	—		652,555
Business combination expenses	—	116,531	(116,531)	—	—	(k)	—
Total operating expenses	6,037,570	587,206	(116,531)	1,458,783	—		7,967,028
Operating (loss) income	(4,255,875)	81,608	116,531	(1,011,480)	—		(5,069,216)
Other income (expense):
Interest income	17,742	—	—	—	—		17,742
Interest expense	(432,793)	(5,374)	—	—	(250,887)	(h)	(689,054)
Gain (loss) on debt settlement, net	(1,930,427)	—	—	—	—		(1,930,427)
Other (expense) income, net	—	67,804	—	—	—		67,804
Total other income (expense), net	(2,345,478)	62,430	—	—	(250,887)		(2,533,935)
(Loss) income before income taxes	(6,601,353)	144,038	116,531	(1,011,480)	(250,887)		(7,603,151)
Provision for income tax	—	—	—	—	—		—
Net (loss) income	(6,601,353)	144,038	116,531	(1,011,480)	(250,887)		(7,603,151)
Less: net loss attributable to non-controlling interest	717,117	—	—	—	—		717,117
Net (loss) income attributable to Cycurion, Inc.	(5,884,236)	144,038	116,531	(1,011,480)	(250,887)		(6,886,034)
Less: Series H preferred stock dividends	—	—	—	—	36,000	(l)	36,000
Net (loss) income attributable to common stockholders	$(5,884,236)	$144,038	$116,531	$(1,011,480)	$(286,887)		$(6,922,034)
Net loss per share:
Basic	$(6.88)						$(8.11)
Diluted	$(6.88)						$(8.11)
Weighted average shares outstanding:
Basic	853,283						853,283
Diluted	853,283						853,283

See accompanying notes to the unaudited pro forma condensed combined financial information.

CYCURION, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Description of the Acquisitions

Video Solutions Acquisition. On August 3, 2026, the Company acquired substantially all of the assets, and assumed certain specified liabilities, of the Video Solutions Business, which develops, sells and services in-car video systems, body-worn cameras and cloud-based digital evidence management and related solutions for law enforcement, public safety and commercial customers under the Digital Ally brand. The consideration consisted of $1,250,000 in cash (including a $250,000 non-refundable extension payment made on July 23, 2026 and credited against the cash consideration at closing); a secured promissory note in the principal amount of $4,250,000 bearing interest at 7% per annum, payable interest-only for six months and thereafter in 30 monthly installments of $154,836, secured by the acquired assets; shares of the Company’s Series H Preferred Stock with an aggregate stated value of $600,000, which accrue dividends at 12% per annum and are convertible into common stock at $11.60 per share (as adjusted for the 1-for-8 reverse stock split of the Company’s common stock effective August 28, 2026); and a revenue-based earnout and clawback arrangement based on the Video Solutions Business’s revenue for 2026 and 2027, under which the Company may pay, or the seller may refund, up to $500,000 per year and $1,000,000 in the aggregate.

Secuvant Acquisition. On June 3, 2026, the Company acquired 100% of the membership interests of Secuvant, a provider of managed cybersecurity services. The Secuvant Acquisition, its consideration and the related pro forma adjustments are described in the unaudited pro forma condensed combined financial information included in the Company’s Current Report on Form 8-K/A relating to the Secuvant Acquisition. Because Secuvant is included in the Company’s historical balance sheet as of June 30, 2026, and in its historical results of operations from June 3, 2026, Secuvant’s historical results for the year ended December 31, 2025 and for the period from January 1 through June 2, 2026, and the related adjustments, are included in the pro forma condensed combined statements of operations.

Note 2. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents transaction accounting adjustments only; no autonomous entity adjustments or management’s adjustments are presented. The Acquisitions are accounted for as business combinations under ASC Topic 805, Business Combinations, with the Company as the accounting acquirer. Under the acquisition method, the assets acquired and liabilities assumed are recognized at their acquisition-date fair values, and contract liabilities are measured in accordance with ASC Topic 606 under ASU 2021-08.

The historical financial information of the Video Solutions Business is derived from its abbreviated financial statements, which present only the assets acquired and liabilities assumed and the revenues and direct expenses of the Video Solutions Business. The statements of revenues and direct expenses exclude the costs of corporate functions retained by Kustom, interest expense, other income and expense, and income taxes, and include depreciation and amortization only through the date the Video Solutions Business was classified as held for sale during the three months ended June 30, 2026. Accordingly, the pro forma statements of operations may not reflect all of the costs the Video Solutions Business will incur as part of the Company.

The historical results of the Video Solutions Business for the six months ended June 30, 2026, include a charge of $567,357 to write down inventories and a provision for credit losses of $169,738, which management does not expect to recur. No pro forma adjustment has been made for these items.

The Company records no provision for income taxes because it maintains a full valuation allowance against its net deferred tax assets; accordingly, no income tax effect has been recognized for the pro forma adjustments. Secuvant was a pass-through entity for income tax purposes during the periods presented.

Note 3. Preliminary Purchase Consideration and Allocation – Video Solutions Business

Purchase consideration	Amount
Cash	$1,250,000
Secured promissory note	3,558,267
Series H Preferred Stock	514,924
Earnout and clawback, net (contingent consideration)	—
Total preliminary purchase consideration	$5,323,191

Preliminary allocation	Amount
Net assets acquired at historical carrying amounts, June 30, 2026	$14,055
Identifiable intangible assets	—
Goodwill	5,309,136
Total	$5,323,191

The purchase price allocation is preliminary and is based on the historical carrying amounts of the assets acquired and liabilities assumed as of June 30, 2026, which management believes approximate their fair values pending completion of a valuation. The secured promissory note is reflected at its preliminary estimated fair value of $3,558,267, determined by discounting its contractual payments at an estimated market interest rate of 18% for a comparable secured obligation of the Company. The Series H Preferred Stock is reflected at its preliminary estimated fair value of $514,924, determined as the value of the common stock into which it is convertible plus the present value of the dividends expected to be paid in common stock over an estimated three-year term, based on the closing price of the Company’s common stock on August 3, 2026 of $7.32 per share, as adjusted for the reverse stock split. The earnout and clawback arrangement is reflected at an estimated fair value of zero. Based on revenue from the Video Solutions Business to date, no earnout payment or clawback is expected for 2026. Management expects 2027 revenue of approximately $5,600,000, slightly below the 2027 target of $5,800,000 and within the range in which neither an earnout payment, which requires revenue more than 20% above the target, nor a clawback, which applies if revenue is 30% or more below the target and begins at $100,000 and increases in $100,000 steps to a maximum of $500,000, would arise. Considering the range of possible 2027 outcomes, management estimated the net fair value of the arrangement at less than $100,000 and, considering its immateriality, has not recognized it. Deferred revenue of the Video Solutions Business of $6,623,040 is reflected at its historical carrying amount, consistent with the measurement of contract liabilities acquired in a business combination under ASC 805-20-30-28. These estimates are Level 3 fair value measurements and will be updated upon completion of the valuation. A one-percentage-point increase or decrease in the market interest rate would decrease or increase the fair value of the note by approximately $56,000, and each $1.00 change in the price of the common stock would change the fair value of the Series H Preferred Stock by approximately $70,000, with a corresponding change in goodwill. Identifiable intangible assets, including customer relationships, developed technology, patents and trade names, have not yet been valued, and the excess of the consideration over the net assets acquired has been assigned to goodwill. The final allocation may differ materially, including through the recognition of identifiable intangible assets and related amortization expense.

Note 4. Reclassifications

Certain historical amounts of the Video Solutions Business have been reclassified to conform to the Company’s presentation: cost of revenue for products and for services and other are combined in cost of revenue; research and development, selling, advertising and promotional, and general and administrative expenses are combined in selling, general and administrative expenses; customer deposits are included in accrued liabilities; and intangible assets are included in goodwill and intangibles. Subscription receivables, inventories, property and equipment, operating lease right-of-use assets and liabilities, other assets and deferred revenue are presented as separate line items. Secuvant’s historical amounts are presented as reclassified in the Company’s Current Report on Form 8-K/A relating to the Secuvant Acquisition. The Company may identify further differences in accounting policies or classification upon completion of its integration.

Note 5. Transaction Accounting Adjustments

(a) Reflects the cash consideration of $1,250,000 for the Video Solutions Acquisition, including the $250,000 extension payment made on July 23, 2026.

(b) Reflects preliminary goodwill of $5,309,136 (Note 3). No identifiable intangible assets have yet been recognized pending completion of the valuation; the historical intangible assets of the Video Solutions Business of $168,024 are included at their carrying amount.

(c) Reflects the secured promissory note issued to Kustom, with a principal amount of $4,250,000, at its preliminary estimated fair value of $3,558,267 (Note 3). The principal portion of the installments due from February through June 2027, $657,850, is classified as current, and the remainder, net of the unamortized discount of $691,733, as non-current.

(d) Reflects estimated transaction costs of the Video Solutions Acquisition of $112,816, consisting of legal, accounting and other professional fees incurred after June 30, 2026, which are accrued in the pro forma balance sheet and charged to accumulated deficit. The amount is based on management’s estimate, and actual costs may differ.

(e) Reflects the earnout and clawback arrangement at its preliminary estimated fair value of zero (Note 3).

(f) Reflects the issuance of Series H Preferred Stock with an aggregate stated value of $600,000 as consideration, at its preliminary estimated fair value of $514,924 (Note 3). The amount is reflected in additional paid-in capital because the par value of the shares issued is nominal.

(g) Eliminates the historical net assets of the Video Solutions Business.

(h) Reflects interest expense on the secured promissory note under the effective interest method at an effective rate of approximately 17.7% per annum, as if the note had been issued on January 1, 2025, comprising contractual interest at 7% per annum (six months of interest-only payments followed by monthly installments) and accretion of the discount recognized in the purchase price allocation: $629,440 for the year ended December 31, 2025, including accretion of $343,407, and $250,887 for the six months ended June 30, 2026, including accretion of $141,722.

(i) Reflects amortization of identifiable intangible assets of the Video Solutions Business, which is nil pending completion of the valuation. Each $1,000,000 of identifiable intangible assets with an estimated useful life of five years would increase annual amortization expense by $200,000.

(j) Reflects the estimated transaction costs of the Video Solutions Acquisition of $112,816 (see (d)) in the year ended December 31, 2025, as if the acquisition had occurred on January 1, 2025. These costs are nonrecurring and are not expected to affect the combined company’s results beyond twelve months after the acquisition.

(k) Reflects the transaction accounting adjustments for the Secuvant Acquisition, as presented in the Company’s Current Report on Form 8-K/A relating to that acquisition: Secuvant’s acquisition costs of $116,531 recognized in the period from January 1 through June 2, 2026, are removed from the six months ended June 30, 2026 and reflected in the year ended December 31, 2025. These costs are nonrecurring.

(l) Reflects dividends on the Series H Preferred Stock issued as consideration at 12% per annum on the $600,000 stated value: $72,000 for the year ended December 31, 2025, and $36,000 for the six months ended June 30, 2026.

Note 6. Net Loss per Share

Pro forma basic and diluted net loss per share are calculated by dividing pro forma net loss attributable to common stockholders by the Company’s historical weighted average shares outstanding, because no shares of common stock were issued as consideration in the Acquisitions. Historical and pro forma share and per share amounts have been retroactively adjusted to reflect the 1-for-8 reverse stock split of the Company’s common stock effective August 28, 2026. The Series H Preferred Stock issued in the Video Solutions Acquisition, which is convertible into approximately 51,724 shares of common stock at $11.60 per share, the Series I Preferred Stock issued in the Secuvant Acquisition, and other potentially dilutive securities are excluded from diluted net loss per share because their effect would be anti-dilutive. Accordingly, pro forma diluted weighted average shares outstanding equal pro forma basic weighted average shares outstanding, and pro forma diluted net loss per share equals pro forma basic net loss per share. The Company’s historical basic and diluted amounts are presented as reported in its Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as adjusted for the reverse stock split.